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Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 14, 2003 with respect to the consolidated financial statements of Analex Corporation and subsidiaries included in the Annual Report on Form 10-K/A for the year ended December 31, 2002, in the following Registration Statements:

1.   Registration Statement Number 333-37059 (Hadron, Inc. 1994 Stock Option
     Plan) on Form S-8

2. Registration Statement Number 333-42035 (Hadron, Inc. 1997 Employee Stock Purchase Plan) on Form S-8

3.   Registration Statement Number 333-96297 (Hadron, Inc. 1994 Stock Option
     Plan) on Form S-8

4. Registration Statement Number 333-96299 (Hadron, Inc. 1997 Employee Stock Purchase Plan) on Form S-8

5. Registration Statement Number 333-60440 (Hadron, Inc. 1997 Employee Stock Purchase Plan) on Form S-8

6.   Registration Statement Number 333-60442 (Hadron, Inc. 2000 Stock Option
     Plan) on Form S-8.


                                                  Ernst & Young LLP
November 6, 2003
McLean, Virginia